EXHIBIT 10.1

SOTHEBY'S NEVADA, INC
5600 Spring Mountain Road, Suite 104
Las Vegas, Nevada 89102

March 22, 2013

Acquavella Contemporary Art, Inc.
c/o Mr. William R. Acquavella
300 Pleasure Drive
Flanders, NY 11901

Dear Bill:

This letter agreement amends the Agreement of Partnership (the “Partnership Agreement”) of Acquavella Modern Art, a Nevada general partnership, dated May 29, 1990, between Sotheby's Nevada, Inc., a Nevada Corporation (“Sotheby's Partner”), and Acquavella Contemporary Art, Inc., a Nevada Corporation (“Acquavella Partner”).

By prior letters of amendment, we have agreed to extend the term of the Partnership Agreement through March 31, 2013.  By this letter of amendment, we are agreeing to extend the term of the Partnership Agreement for one additional year through March 31, 2014.  Accordingly, each of the Sotheby's Partner and the Acquavella Partner hereby agree to amend Section 1.5 (iii) of the Partnership Agreement, as heretofore amended, to delete the reference to March 31, 2013 and substitute therefore the date of “March 31, 2014.”

Except as amended hereby, the Partnership Agreement shall remain in full force and effect and is hereby ratified and confirmed.

Please sign this letter agreement in the space provided below.  Upon execution on behalf of the Acquavella Partner, this letter agreement shall be effective as of the date of this letter.

SOTHEBY'S  NEVADA, INC.

By:	/s/ WILLIAM F. RUPRECHT
William F. Ruprecht, President

AGREED AND ACCEPTED
ACQUAVELLA CONTEMPORARY ART, INC.

By:	/s/ WILLIAM R. ACQUAVELLA
William R. Acquavella, President